EXHIBIT 10.70


                               INDEMNITY AGREEMENT

     THIS AGREEMENT ("Indemnity Agreement") is executed and delivered as of this 13th day of January, 1998 (the "Effective Date") by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS") and OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Omega").

     The circumstances underlying the execution and delivery of this Agreement are as follows:

     A. Capitalized terms used but not otherwise defined herein have the respective meanings given them in the Purchase Agreement between the entities described on attached EXHIBIT A (each a "Seller" and collectively, "Sellers"), LYRIC HEALTH CARE LLC, a Delaware limited liability company ("Lyric"), LYRIC HEALTH CARE HOLDINGS, INC., a Delaware corporation ("Lyric Holdings") and OMEGA ("Purchase Agreement"), or, if not defined in the Purchase Agreement, then the respective meanings given them in the Master Lease between Lyric Holdings and Omega.

     B. Lyric Holdings is a wholly owned subsidiary of Lyric. Sellers are corporations that are wholly owned by Lyric Holdings. IHS is the sole member of Lyric. Sellers also are the respective owners of Sellers' Assets. Sellers desire to sell, and Purchaser desires to acquire and lease to Lyric Holdings, Sellers' Assets. The purchase and lease of Seller's Assets will benefit IHS.

     C. As a condition precedent to its agreement to purchase Sellers' Assets, Omega has required that IHS indemnify Omega on the terms and conditions hereinafter set forth with respect to certain environmental matters.

     NOW, THEREFORE, IHS and Omega agree as follows:

     1. INDEMNIFICATION. IHS shall indemnify and hold Omega harmless from and against any and all damages, losses, liabilities, costs, actions, suits, proceedings, demands, assessments, and judgments, including, but not limited to, reasonable and documented attorneys' fees and reasonable costs and expenses of litigation, arising out of or in any manner related to the claims of third parties resulting from:

          (a) Any failure of Sellers, Lyric Holdings and Lyric to complete as and when required to do so by the terms of the Purchase Agreement the environmental remediation described on Schedule1(b) thereof;

          (b) Any failure of Sellers, Lyric Holdings and Lyric to complete if, as and when required to do so by the terms of the Master Lease such environmental remediation as may be required by Section 7.3(g) thereof.



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     2.  Procedure.  If  Omega  asserts  that  IHS is  subject  to a  claim  for indemnification hereunder, Omega shall describe the claim in sufficient detail in order to permit IHS to evaluate the nature and cause of the claim. If the asserted claim arises or is in connection with a claim, suit, or demand filed by a third party, IHS shall be entitled to defend against such claim with counsel reasonably satisfactory to Omega. Omega may also employ counsel of its own, but the costs of Omega's separate counsel shall be borne by Omega as long as IHS continues to so defend. If IHS fails to respond or does not admit responsibility for indemnification, the Omega may take such necessary steps to defend itself and any reasonable costs associated therewith may be included as part of the asserted claim for indemnification. If the claims do not arise from a third party, within 30 days of receipt of written notice from Omega describing the claim in reasonable detail, IHS shall notify Omega as to whether or not it believes such claim is covered by this Indemnity Agreement, and if IHS believes such claim is not covered, including the specific reasons for its position. With respect to claims by third parties, (a) if Omega declines to accept a bona fide offer of settlement that is recommended by the IHS, which settlement without cost to Omega releases Omega from all liability, the maximum liability of IHS shall not exceed that amount for which it would have been liable had such settlement been accepted, and (b) if IHS declines to accept a bona fide offer of settlement recommended by Omega, IHS shall be liable for whatever outcome results from such third party claim, provided, however, that IHS shall not settle any claim covered by this Indemnity Agreement without either the written consent of Omega or a full and complete release of Omega.

     3. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight delivery, hand delivery or facsimile transmission to the following address:

                  To IHS:               Integrated Health Services, Inc.
                                        10065 Red Run Boulevard
                                        Owings Mills, Maryland  21117
                                        Attn:  Eleanor C. Harding
                                        Telephone No.:  410/998-8400
                                        Facsimile No.:  410/998-8700



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                  With copy to          Peter S. Britell and John R. Fallon, Jr.
                  (which shall not      LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  constitute notice):   125 West 55th Street

                                        New York, New York  10019-5389
                                        Telephone No.: 212/424-8000
                                        Facsimile No.: 212/424-8500

                  To Omega:             Omega Healthcare Investors, Inc.
                                        901 West Eisenhower, Suite 110
                                        Ann Arbor, Michigan 48103
                                        Attn: F. Scott Kellman
                                        Telephone No.: 313/747-9790
                                        Facsimile No.: 313/996-0020

                  With copy to          Dykema Gossett PLLC
                  (which shall not      1577 North Woodward Avenue, Suite 300
                  constitute notice):   Bloomfield Hills, MI 48304-2820

                                        Attn:  Fred J. Fechheimer
                                        Telephone No.: 248/203-0743
                                        Facsimile No.: 248/203-0763

     Notices shall be deemed given upon actual receipt.

     4. Choice of law. This Indemnity Agreement shall be governed by and construed in accordance with the laws of Michigan, except as to matters which under the laws of the State, or under applicable procedural conflicts of laws rules, require the application of laws of the State.

     IHS CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATES OF MICHIGAN AND THE STATES IN WHICH THE LEASED PROPERTY IS LOCATED, AND AGREES THAT ALL DISPUTES CONCERNING THIS INDEMNITY AGREEMENT BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATES OF MICHIGAN OR THE STATES IN WHICH THE LEASED PROPERTY IS LOCATED. IHS AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATES OF MICHIGAN OR THE STATES IN WHICH THE LEASED PROPERTY IS LOCATED AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATES OF MICHIGAN OR THE STATES IN WHICH THE LEASED PROPERTY IS LOCATED.


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     IN WITNESS WHEREOF,  the parties hereby execute this Indemnity Agreement as of the day and year first set forth therein.

                                            INTEGRATED HEALTH SERVICES, INC.

                                            By:
                                               -------------------------------
                                               Name: Daniel J. Booth
                                               Title: Senior Vice President


                                            OMEGA HEALTHCARE INVESTORS, INC., a
                                            Maryland corporation
                                            By:
                                               -------------------------------
                                               Name: F. Scott Kellman
                                               Title: Executive Vice President


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                                   EXHIBIT "A"



NAME OF SELLER                                 STATE OF INCORPORATION

Gainesville Health Care Center, Inc.                     Florida

Rest Haven Nursing Center (Chestnut                   Pennsylvania
Hill), Inc.

Claremont Integrated Health, Inc.                     Pennsylvania

Rikad Properties, Inc.                                   Florida

Integrated Management-Governor's                        Delaware
Park, Inc.